UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2007

APPLE REIT EIGHT, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-140548	20-8268625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Eight, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 1.01 of Form 8-K.

Item 1.01.	Entry into a Material Definitive Agreement.

Portfolio of 8 Hotels

On September 4, 2007, we caused our wholly-owned subsidiary, Apple Eight Hospitality Ownership, Inc., to enter into a purchase contract for the potential purchase of 8 hotels.

There can be no assurance at this time that our purchasing subsidiary will in fact purchase any of these hotels. The table below describes the hotels:

Hotel Location	Franchise (a)	Seller	Number of Rooms	Purchase Price
Port Wentworth, Georgia	Hampton Inn	Newport Virginian, LLC and Newport Historic, LLC	106	$10,000,000
Bowling Green, Kentucky	Hampton Inn	Newport Patriot, LLC	131	18,000,000
Somerset, New Jersey	Courtyard	TLC Somerset, LLC	162	16,000,000
Concord, North Carolina	Hampton Inn	Gabriel Newport Concord, LLC	101	9,200,000
Greensboro, North Carolina	SpringHill Suites	BRR Greensboro, LLC	82	8,000,000
Warwick, Rhode Island	Hilton Garden Inn	Jefferson Hospitality, LLC	160	24,000,000
Columbia, South Carolina	Hilton Garden Inn	NGC Harbison, LLC	143	21,200,000
Harrisonburg, Virginia	Courtyard	BRR Harrisonburg, LLC	125	22,500,000

TOTAL			1,010	$128,900,000

Note:

(a)	All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

The sellers are affiliated with each other but do not have any material relationship with us or our subsidiaries, other than through the purchase contract. The initial deposit for these hotels is $2,000,000. The initial deposit is refundable to our purchasing subsidiary upon its election to terminate the purchase contract during the “review period,” which expires on October 19, 2007. In the event our purchasing subsidiary does not elect to terminate the purchase contract during the review period, our purchasing subsidiary is required to make an additional deposit of $2,000,000 within three (3) business days after the expiration of the review period.

The initial deposit under the purchase contract was funded by proceeds from the Company’s ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share). It is expected that the additional deposit and purchase price under the purchase contract (other than the assumed debt described below) would be funded, if a closing occurs, by proceeds from the Company’s ongoing offering of Units.

The purchase contract also contemplates that our purchasing subsidiary would assume existing loans secured by two of the hotels. The table below describes these loans:

Hotel Location	Franchise (a)	Original Principal Balance (b)	Interest Rate	Maturity Date
Concord, North Carolina	Hampton Inn	$5,200,000	6.30%	April 2017
Columbia, South Carolina	Hilton Garden Inn	11,950,000	7.32%	February 2012

TOTAL		$17,150,000

Notes:

(a)	All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.
(b)	All loans provide for monthly payments of principal and interest on an amortized basis.

Under the purchase contract all existing franchise agreements and management agreements for the applicable hotel will be terminated if a closing occurs. It is expected that our purchasing subsidiary will enter into new franchise and management agreements on terms that are acceptable to our purchasing subsidiary.

During the review period, our purchasing subsidiary will have the opportunity to evaluate the legal, title, survey, construction, physical condition, structural, mechanical, environmental, economic, permit status, franchise status, financial and other documents and information related to each hotel. Our purchasing subsidiary may terminate the purchase contract at any time during the review period for any reason. Our purchasing subsidiary may become aware of facts or conditions pertaining to a hotel as a result of its review that will cause it to terminate the purchase contract. If our purchasing subsidiary terminates the purchase contract before closing and after the review period, and the termination is not based on the seller’s failure to satisfy a required condition, the escrow agent will release the deposits to the seller. If a closing occurs under the purchase contract, the deposits will be credited toward the purchase price.

Certain closing conditions must be met before or at the closing, and currently remain unsatisfied. They include but are not limited to the following: the sellers having performed and complied in all material respects with the covenants under the purchase contract; all third party consents having been obtained; and termination of existing franchise and management agreements. If any of the closing conditions under the purchase contract are not satisfied by the sellers, our purchasing subsidiary may terminate the purchase contract and receive a refund of the deposits.

Accordingly, as of the date of this report and until any closing on the purchase of the hotels, there can be no assurance that our purchasing subsidiary will acquire any or all the hotels.

California and Tennessee Hotels

In addition, on September 4, 2007, we caused our wholly-owned subsidiary, Apple Eight Hospitality Ownership, Inc., to enter into two purchase contracts for the potential purchase of two hotels.

There can be no assurance at this time that our purchasing subsidiary will in fact purchase either of these hotels. The table below describes the two hotels:

Hotel Location	Franchise (a)	Seller	Number of Rooms (b)	Purchase Price
Tulare, California	Hampton Inn	Grand Shangrila International, Inc.	86	$10,331,211
Memphis, Tennessee	Hilton Garden Inn	Memphis Development A, LLC	120	17,150,000

TOTAL			206	$27,481,211

Notes:

(a)	All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.
(b)	The number of rooms listed refers to the expected number of rooms upon the completion of construction of the hotel.

The sellers do not have any material relationship with us or our subsidiaries, other than through the purchase contracts. The initial deposit under the purchase contract for the hotel in California was $5,000 and the initial deposit under the purchase contract for the hotel in Tennessee was $250,000. The initial deposits are refundable to our purchasing subsidiary upon its election to terminate a purchase contract during its “review period.” The review period under each purchase contract expires on October 19, 2007. In the event our purchasing subsidiary does not elect to terminate a purchase contract during the review period, our purchasing subsidiary is required to make an additional deposit of $50,000 (California) and $600,000 (Tennessee) within three (3) business days after the expiration of each review period.

During the review period, our purchasing subsidiary will have the opportunity to evaluate the legal, title, survey, construction, physical condition, structural, mechanical, environmental, economic, permit status, franchise status, financial and other documents and information related to each hotel. Our purchasing subsidiary may terminate a purchase contract at any time during the review period for any reason. Our purchasing subsidiary may become aware of facts or conditions pertaining to a hotel as a result of its review that will cause it to terminate the agreement to purchase the hotel. If our purchasing subsidiary terminates a purchase contract before closing and after the review period, and the termination is not based on the sellers’ failure to satisfy a required condition, the escrow agent will release the deposits to the seller. If a closing occurs under the purchase contracts, the deposits will be credited toward the purchase price.

The initial deposits under the purchase contracts were funded by proceeds from the Company’s ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share). It is expected that the additional deposit and purchase price under each purchase contract would be funded, if a closing occurs, by proceeds from the Company’s ongoing offering of Units.

Under each purchase contract all existing franchise agreements and management agreements for the hotel will be terminated if a closing occurs. It is expected that our purchasing subsidiary will enter into new franchise agreements and management agreements on terms that are acceptable to our purchasing subsidiary.

Certain closing conditions must be met before or at the closing, and currently remain unsatisfied. They include but are not limited to the following: the sellers having performed and complied in all material respects with the covenants under each purchase contract; the completion of construction of the hotels; all third party consents having been obtained; and termination of existing franchise and management agreements. If any of the closing conditions under a purchase contract are not satisfied by the seller, our purchasing subsidiary may terminate the purchase contract and receive a refund of the applicable deposits.

Accordingly, as of the date of this report and until any closing on the purchase of the hotels, there can be no assurance that our purchasing subsidiary will acquire one or both of the hotels.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Eight, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

September 7, 2007